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Exhibit 5.3

March 14, 2014

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as special counsel to Halcón Gulf States, LLC, an Oklahoma limited liability company (the "Company"), in connection with its guarantee of:

          (a)   up to $400,000,000 in principal amount of your 9.75% Senior Notes due 2020 (the "2020 Exchange Notes"), and

          (b)   up to $400,000,000 in principal amount of your 9.25% Senior Notes due 2022 (the "2022 Exchange Notes" and, together with the 2020 Exchange Notes, the "Exchange Notes"),

to be issued in connection with an exchange offer made pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Your obligations under the Exchange Notes will be guaranteed by the Company and other guarantors pursuant to guaranties (the "Guaranties") set forth in:

            (i)  in the case of the 2020 Exchange Notes, the Indenture dated as of July 16, 2012, as supplemented as of August 1, 2012, August 1, 2012, December 6, 2012 and December 20, 2013 (the "2020 Indenture"), among you, the Company and the other guarantors specified therein and U.S. Bank National Association, as trustee, and

           (ii)  in the case of the 2022 Exchange Notes, the Indenture dated as of August 13, 2013, as supplemented as of December 20, 2013 (together with the 2020 Indenture, the "Indentures"), among you, the Company and the other guarantors specified therein and U.S. Bank National Association, as trustee.

        The 2020 Exchange Notes and the Guaranties thereof will be issued in exchange for and replacement of certain of your outstanding 9.75% Senior Notes due 2020, and the 2022 Exchange Notes will be issued in exchange for and replacement of certain of your outstanding 9.25% Senior Notes due 2022.

        In connection with this opinion letter, we have examined the Registration Statement and the Indentures. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed:

            (i)  The genuineness of all signatures.

           (ii)  The authenticity of the originals of the documents submitted to us.

          (iii)  The conformity to authentic originals of any documents submitted to us as copies.

          (iv)  As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company.

        We have not independently established the validity of the foregoing assumptions.

        Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

          1.     The Company is a limited liability company that is validly existing and in good standing under the laws of the State of Oklahoma.

          2.     The Company has the limited liability company power to guaranty the Exchange Notes pursuant to the Indentures.

          3.     The Company has taken all limited liability company action necessary to authorize the execution, delivery and performance of its Guaranties of the Exchange Notes.

        The opinions set forth are limited to the Oklahoma Limited Liability Company Act, including all applicable provisions of the constitution of the State of Oklahoma and reported judicial decisions interpreting such laws, and we do not express an opinion herein concerning any other laws.

        This opinion letter may be relied on by Mayer Brown LLP in connection with its opinion dated the date hereof filed as Exhibit 5.1 to the Registration Statement.

        This opinion letter is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission thereunder.

        This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Respectfully submitted,
/s/ Thompson & Knight LLP

LH/RHS/SF

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  Exhibit 5.3